UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 22, 2012 (February 17, 2012)

Penn Virginia Resource Partners, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-16735	23-3087517
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five Radnor Corporate Center, Suite 500 100 Matsonford Road, Radnor, Pennsylvania		19087
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (610) 975-8200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 17, 2012, the Compensation and Benefits Committee (the “Committee”) of the Board of Directors (the “Board”) of Penn Virginia Resource GP, LLC (the “Company”), the general partner of Penn Virginia Resource Partners, L.P. (the “Partnership”) approved and adopted an Executive Incentive Compensation Recoupment Policy (the “Policy”) relating to recoupment of incentive compensation in specified circumstances. The Policy applies to the officers of the Company subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Officers”). The Policy provides that the Board may require reimbursement and/or forfeiture to the Company of: (i) all incentive-based cash and equity compensation awards paid to the Officer and (ii) any profits realized from the sale of Partnership securities, in the event that the Partnership issues a material restatement of its financial statements, other than as a result of a change in accounting principles (the “Restatement”), where the Officer’s willful misconduct caused or contributed to the need for the Restatement. This Policy will apply to all incentive-based cash and equity compensation paid to an Officer and/or any profits realized from the sale of Partnership securities during the twelve-month period following the first public filing of the document requiring such Restatement. This Policy applies to all incentive-based cash and equity based compensation paid on or after January 1, 2012.

The Board retains discretion regarding the application of the Policy and this Policy is in addition to the requirements of the Sarbanes-Oxley Act of 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENN VIRGINIA RESOURCE PARTNERS, L.P.

	By:	Penn Virginia Resource GP, LLC,
its General Partner

		By:	/s/ Bruce D. Davis, Jr.
BRUCE D. DAVIS, JR.
Executive Vice President, General Counsel and Secretary

Dated: February 22, 2012

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